Exhibit 10.1

FORM OF NOTE PURCHASE AGREEMENT

- SERIES C, TRANCHE 7 -

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 28th day of October 2011 by and between Advaxis, Inc., a Delaware corporation (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and, collectively, the “Investors” and, with respect to a particular Investor, the Investors other than such Investor, the “Other Investors”).

WHEREAS, each Investor is willing to lend the Company the amount set forth on such Investor’s signature page attached hereto, which loan is evidenced by a promissory note, in substantially the form attached hereto as Exhibit A (each a “Note” and, collectively, the “Notes”), which is convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), in accordance with the terms of this Agreement and such Note;

WHEREAS, upon the terms and condition stated in the Agreement and pursuant to Section 4(2) of the 1933 Act (as defined below) and Rule 506 promulgated thereunder, each Investor wishes to purchase, and the Company wishes to sell, (i) a Note with a principal amount equal to the Principal Amount set forth on such Investor’s signature page attached hereto (the shares of Common Stock issuable upon conversion of the Notes, collectively, the “Conversion Shares”) and (ii) a warrant, in substantially the form attached hereto as Exhibit B (collectively, the “Warrants”), to acquire up to such number of shares of Common Stock equal to 50% of such number of Conversion Shares issuable upon exercise of the Note issued to such Investor as of the Closing Date (as defined below) with an exercise price of $0.15 (the shares of Common Stock issuable upon exercise of the Warrants, collectively, the “Warrant Shares” and, collectively with the Conversion Shares, the “Underlying Securities”), subject to adjustment thereunder.  The Notes and Warrants, together with the Underlying Securities, are referred to herein as the “Securities” and the offering contemplated hereby is referred to herein as the “Offering”;

WHEREAS, the parties have agreed that the obligation to repay the Notes shall be an unsecured obligation of the Company; and

WHEREAS, at the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act (as defined below) and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, prior to the Closing Date, the Company will enter into the Escrow Agreement (as defined below) pursuant to which each Investor shall deliver its respective Purchase Price (as defined below) to the Escrow Agent (as defined below) in connection with transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Purchase and Sale of Notes and Warrants.  On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investors, severally and not jointly, hereby agree to purchase and the Company hereby agrees to sell and issue, up to an aggregate of $2 million in Principal Amount of Notes, with each Investor purchasing (i) a Note in the principal amount set forth on such Investor’s signature page attached hereto and (ii) a Warrant to acquire that number of Warrant Shares as is set forth on such Investor’s signature page attached hereto.

2. Purchase Price. The purchase price for each Investor of the Note and the Warrants to be purchased by such Investor at the Closing shall be the amount set forth on such Investor’s signature page attached hereto (the “Purchase Price”).  Each Note will be issued with an original issue discount of FIFTEEN PERCENT (15%).  Each Investor shall pay $0.85 for each $1.00 of principal amount of each Note and related Warrants to be purchased at the Closing.  Each Investor and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c) (2) of the Internal Revenue Code of 1986, as amended (the “Code”).  At the Closing, each Investor shall fund its Purchase Price by wire transfer of immediately available funds to the account specified in the Escrow Agreement.

3. The Closing.  Subject to the conditions set forth below, the purchase and sale of the Notes and the Warrants shall take place at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, on the date hereof or at such other time and place as the Company and the Required Investors (as defined below) mutually agree (the “Closing” and the “Closing Date”).  At the Closing, the Company shall deliver to each Investor:  (i) this Agreement duly executed by the Company; (ii) such Investor’s original Note in the principal amount set forth on such Investor’s signature page attached hereto and registered in the name of such Investor; (iii) a warrant certificate representing the Warrants issuable to such Investor in the amount set forth on such Investor’s signature page attached hereto and registered in the name of such Investor; (iv) a legal opinion of Company counsel, substantially in the form of Exhibit D attached hereto (“Opinion”); and (v) the Registration Rights Agreement duly executed by the Company.  At the Closing, each Investor shall deliver to the Company (i) this Agreement duly executed by such Investor; (ii) the Registration Rights Agreement duly executed by such Investor; (iii) evidence, reasonably satisfactory to the Company, that the Purchase Price has been delivered to the Escrow Agent in accordance with the Escrow Agreement, (iv) an executed IRS Form W-9 and (v) the Selling Stockholder Questionnaire attached as Annex B to the Registration Rights Agreement.

4. Closing Conditions; Certain Covenants.

4.1 Conditions to each Investor’s Obligations.  The obligation of each Investor to purchase the Notes and Warrants to be issued to such Investor at the Closing is subject to the fulfillment, to such Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Notes, Warrant Certificates.  At the Closing, the Company shall have tendered to such Investor the appropriate Note, Warrants and Opinion and other deliverables set forth herein.

(c) Registration Rights Agreement.  The Company shall have duly executed and delivered the Registration Rights Agreement to such Investor.

(d) No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e) Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Investor, and such Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f) Existing Debt Obligation.   With respect to each such Indebtedness set forth on Schedule 4.1(f) attached hereto, the Company shall have either (i) received a conversion notice for the conversion in full of such Indebtedness from the holders of such Indebtedness or (ii) paid such Indebtedness in full, which aggregate amount for all such Indebtedness shall not to exceed $130,000.

4.2 Conditions to the Company’s Obligations.  The obligation of the Company to sell and issue the Notes and Warrants to the Investors at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of each Investor contained in this Agreement (other than Section 6.2 and 6.3) shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.  The representations of each Investor contained in Sections 6.2 and 6.3 shall be true and correct in all respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Purchase Price.  At the Closing, each Investor shall have tendered to the Escrow Agent the Purchase Price of such Investor and the Escrow Agent, in the aggregate, shall have delivered to the Company at least $2.0 million.

(c) Registration Rights Agreement.  Each Investor shall have duly executed and delivered the Registration Rights Agreement to the Company.

(d) Deliverables.  At the Closing, each Investor shall have tendered to the Company the appropriate deliverables set forth herein.

(e) No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(f) Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.3 Securities Law Disclosure; Publicity.  The Company shall (a) by 9:30 a.m. (New York City time) on the business day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time required by the 1934 Act.  From and after the issuance of such press release, the Company represents to the Investors that the Company shall have publicly disclosed all material, non-public information delivered the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.4 Legends.  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of an Investor under this Agreement and the Registration Rights Agreement.  Each Investor understands that the certificates or other instruments representing the Notes and the Warrants and, the stock certificates representing the Underlying Securities, except as set forth below, shall bear any legends as required by applicable state securities or “blue sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company and its legal counsel with reasonable assurance in writing that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company agrees that, following the Effective Date or at such time as such legend is not required pursuant to this Section 4.4, the Company shall, no later than three Trading Days following the delivery by such Investor to the Company or the Company’s transfer agent of a certificate representing Underlying Securities issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends.  In addition to any other rights available to an Investor, if the Company fails to cause the Company’s transfer agent to transmit to such Investor a certificate or the certificates representing such Underlying Securities on or before the Legend Removal Date, and if after such date such Investor is required by its broker to purchase (in an open market transaction or otherwise) or such Investor’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Investor of such Underlying Securities which such Investor anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to such Investor the amount, if any, by which (x) such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Underlying Securities that the Company was required to deliver to such Investor in such legend removal times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) deliver to such Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder (the “Buy-In Liquidated Damages”).  For example, if such Investor purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the such Investor  $1,000.  Such Investor shall provide the Company written notice indicating the amounts payable to such Investor in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

5. Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investors:

5.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

5.2 Capitalization and Voting Rights.  The authorized capital of the Company as of the date hereof consists of (i) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which  740  are presently issued and outstanding, and (ii) 500,000,000 shares of Common Stock, of which  249,316,101  shares of Common Stock were issued and outstanding as of  the date hereof.  The Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the 1934 Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

5.3 Authorization; Enforcement.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Registration Rights Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Notes and the Warrants, and the Common Stock into which the Notes and Warrants are convertible or exercisable, have been taken on or prior to the date hereof.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.4 Valid Issuance of the Underlying Securities; Reservation of Shares.  The Warrants and the Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  Underlying Securities when issued and delivered in accordance with the terms of this Agreement, the Notes and the Warrants, as applicable, for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Underlying Securities.

5.5 Offering.  Subject to the truth and accuracy of the Investors’ representations set forth in Section 6 of this Agreement, the offer and issuance of the Notes and Warrants, together with the Underlying Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the qualification or registration requirements of state securities laws or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6 Public Reports.  The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”).  The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading.  The financial statements included within the Public Reports for the fiscal year ended October 31, 2009, for the fiscal year ended October 31, 2010 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnote required by generally accepted accounting principles.  The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7 Compliance With Laws.  The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Company has not received written notice of any such violation.

5.8 Violations.  The consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection herewith and therewith, including without limitation, the Notes, Warrants and the Registration Rights Agreement, will not result in or constitute any of the following:  (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

5.9 Consents; Waivers.  No consent, waiver, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.10 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement, the Notes, the Warrants, the Registration Rights Agreement and any other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”)) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.11 Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

5.12 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such.

5.13 Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

5.14 Intellectual Property.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.15 Registration Rights.  Other than each of the Investors, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

5.16 Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.17 No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 6, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

5.18 Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

5.19 Bankruptcy Status; Indebtedness.  The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 5.19 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement,  “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  The Company is not in default with respect to any Indebtedness.

5.20 Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

5.21 FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

6. Representations and Warranties of each Investor.  Each Investor hereby represents, warrants and covenants, severally and not jointly, that:

6.1 Authorization.  Such Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

6.2 No Public Sale or Distribution. Such Investor is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Underlying Securities for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business.  Such Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

6.3 Accredited Investor Status; Investment Experience. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.4 Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

6.5 Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.7 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which such Investor is a party have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by such Investor of this Agreement and each Transaction Document to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to such Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.8 Residency. Such Investor is a resident of that jurisdiction specified on such Investor’s signature page hereto.

6.9 Company Has Senior Indebtedness Outstanding. Such Investor acknowledges that the Company has outstanding currently secured Indebtedness that is senior in right of payment with the Indebtedness evidenced by the Notes and the Company as designated and set forth on Schedule 5.19 attached hereto (such senior Indebtedness, the “Senior Debt”).   Such Investor expressly acknowledges that its Note is subordinated to the Senior Debt.

7. Use of Proceeds; Repayment of Deferred Compensation to Moore or Moore Note.  Each Investor acknowledges that the Company will use the proceeds received from the purchase of the Notes and the Warrants for, among other things, (i) costs and expenses relating to the Company’s Phase II Clinical Studies in cervical cancer and CIN, (ii) up to $200,000 (the “Moore Repayment Amount”) of the Purchase Price paid to the Company at the Closing may be used to repay Moore Indebtedness (as defined below), (iii) costs and expenses relating to the sale of the Notes and the Warrants, and (iv) general working capital purposes.   Notwithstanding anything herein to the contrary, each Investor acknowledges that the Company may, out of other funds received by the Company after the date hereof from the exercise of outstanding warrants, repay the Moore Indebtedness in excess of the Moore Repayment Amount provided that in no event, during the period that at least, in the aggregate, $500,000, of Notes are outstanding shall the Company repay Thomas A. Moore to the extent that the aggregate amount of indebtedness held by Thomas A. Moore (the “Moore Indebtedness”) is less than $400,000.

8. Rule 144 Availability; Public Information.  At all times during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c) (1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall use its commercially reasonable efforts to ensure the availability of Rule 144 to the Investors with regard to the Underlying Securities, including compliance with Rule 144(c)(1).  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending on the first anniversary of the Closing Date, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to a Investor, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Investors to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Investor shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured.

9. Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend each Investor, and its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon such Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and such Investor relating hereto.  Notwithstanding anything herein to the contrary, in no event shall the Company be liable to such Investor (in the aggregate) for more than the Purchase Price paid by such Investor.

10. Participation Rights.  Until the twelve month anniversary of the Closing Date, and with respect to the initial purchasers of Notes in the Offering, the Company will not, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 10; provided, that the Company shall not be required to comply with this Section 10 during the six-month period immediately following the Closing Date, or the closing of any Subsequent Placement in which such Investor purchases securities, if such Subsequent Placement would be integrated with such prior offering by the principal market or exchange in which the Common Stock of the Company is then traded or pursuant to the 1933 Act or any other applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

10.1 At least one (1) Trading Day prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact each Investor and ask whether such Investor is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to such Investor without the expressed written consent of such Investor to receive such material, non-public information.  Upon the written request of such Investor no later than one (1) Trading Day after such Investor’s receipt of such Pre-Notice, and only upon a written request by such Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Investor by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Trading Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investor (which offer being non-transferable to any successor to such Investor) a pro rata portion of at least 40% of the Offered Securities allocated among the Investors (a) based on such Investor’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all the Investors (the “Basic Amount”), and (b) if such Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Investors as such Investor shall indicate it will purchase or acquire should the Other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

10.2 To accept an Offer, in whole or in part, each Investor must deliver a written notice to the Company prior to the end of the first (1st) full Trading Day after such Investor’s receipt of the Offer Notice (for purposes of this Section 10.2, receipt of the Offer Notice shall not be deemed to have occurred until such Investor shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by such Investor and all Other Investors are less than the total of all of the Basic Amounts, then, if such Investor has set forth an Undersubscription Amount in its Notice of Acceptance, such Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if such Investor has subscribed for any Undersubscription Amount, then such Investor shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Other Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

10.3 The Company shall have thirty (30) business days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by such Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

10.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10.3 above), then such Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 10.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to such Investor pursuant to Section 10.3 above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that such Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to such Investor in accordance with Section 10.1 above.

10.5 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, each Investor shall acquire from the Company, and the Company shall issue to such Investor, the number or amount of Offered Securities specified in such Investor’s Notice of Acceptance, as reduced pursuant to Section 10.3 above if such Investor has so elected, upon the terms and conditions specified in the Offer.  The purchase by such Investor of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and such Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Investor and its respective counsel (the “Subsequent Placement Agreement”) and (ii) such Investor’s satisfaction, in its reasonable discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice.

10.6 Any Offered Securities not acquired by each Investor or other Persons in accordance with this Section 10 may not be issued, sold or exchanged until they are again offered to such Investor under the procedures specified in this Agreement.

10.7 The restrictions contained in this Section 10 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below) and (2) to the extent that counsel to the Company has advised that with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the 1933 Act, the exercising of the participation right would result in the Company not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the 1933 Act.

10.8 Notwithstanding anything herein to the contrary, the rights granted to each Investor pursuant to this Section 10 shall not be transferrable to any other Person (other than affiliates of such Investor) without the prior written consent of the Company.

10.9 For the purposes of this Section 10, the following definitions will apply:

(a) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(b) “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(c) “Excluded Securities” means, collectively, (A) any Common Stock issued or issuable in connection with any Approved Stock Plan; (B) any Common Stock issued or issuable in connection with any securities issued pursuant to this Agreement and securities issued upon the exercise or conversion of those securities; (C) any Common Stock issued or issuable in connection with any upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except as described on Schedule 10.9(c) attached hereto); (D) any Common Stock issued by reason of a dividend, stock split or other distribution on shares of Common Stock, (E) any Common Stock, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (“Underwritten Offering”), (F) any Common Stock, Convertible Securities or Options issued or issuable pursuant to Section 3(a)(10) of the 1933 Act with respect to the settlement of accounts payables to legal counsel of the Company approved by the Board of Directors of the Company, (G) up to $2.4 million in Convertible Securities issuable to JMJ Financial (as described in the Current Report on Form 8-K of the Company filed on May 4, 2011) (the “JMJ Offering”), (H) any securities issued in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, provided that such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, not primarily in the business of purchasing securities and the primary purpose of such issuance is not to raise capital or (I) the issuance of up to $50,000 of Common Stock at a cost basis of no less than $0.15 per share to finders or placement agents for services rendered in connection with prior financing transactions.

(d) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(e) “Subsequent Placement” means the sale, grant of any option to purchase, or other disposition of by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any Convertible Securities, Options, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Convertible Securities or Options.

11. Prohibitions on Subsequent Equity Sales and Variable Rate Transactions; Optimus Offering.

11.1 From the date hereof until 30 days after the Effective Date, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Common Stock or Common Stock Equivalents.  This Section 11.1 shall not apply to Excluded Securities, except that for such purpose no transaction involving the issuance of Excluded Securities shall be a Variable Rate Transaction (other than the JMJ Offering and, subject to Section 11.3 below, any Optimus Transaction) or involve an Underwritten Offering.

11.2 From the date hereof until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction (other than the JMJ Offering and, subject to Section 11.3 below, any Optimus Transaction).  Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

11.3 Until such date that the Notes are no longer outstanding, the Company hereby agrees not to issue any Preferred Stock of the Company pursuant to that certain Series B Preferred Stock Purchase Agreement dated July 19, 2010, by and between Optimus Capital Partners, LLC and the Company, as amended (each, an “Optimus Transaction”) except in compliance with the terms and conditions of the Notes.

12. [RESERVED]
.

13. [RESERVED].

14. Miscellaneous

14.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.3 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.4 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to (a) in the case of the Company to Advaxis, Inc., 305 College Road East, Princeton, New Jersey 08540, Attention: Mark J. Rosenblum, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, NY 10166, Attention: Robert H. Cohen, Esq.; Fax#: (212) 801-6400 or (b) in the case of each Investor, to the address as set forth on the signature page of such Investor attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.5 Finder’s Fees.  Except for fees payable to Rodman & Renshaw, LLC, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

14.6 Amendments and Waivers.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Investors (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 14.6 shall be binding on all Investors and holders of Securities, as applicable.  “Required Investors” means (i) prior to the Closing Date, Investors entitled to purchase a majority of the aggregate principal amount of Notes to be sold at the Closing and (ii) on or after the Closing Date, holders of a majority of the Registrable Securities issued or issuable hereunder or pursuant to the Notes and/or the Warrants, as applicable.

14.7 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.8 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

14.9 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.10 Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

14.11 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

14.12 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any Other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any Other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Investor and its respective counsel have chosen to communicate with the Company through Ellenoff Grossman & Schole LLP (“EGS”).  EGS does not represent any of the Investors and only represents Rodman & Renshaw, LLC, the placement agent.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

14.13 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

15. Additional Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the Notes and the Warrants, the following terms have the meanings set forth in this Section 15:

15.1 “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

15.2 “Commission” means the United States Securities and Exchange Commission.

15.3 “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any Convertible Security, Option or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

15.4 “Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(1) of the 1933 Act without volume or manner-of-sale restrictions.

15.5 “Escrow Agent” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

15.6 “Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Rodman & Renshaw, LLC, pursuant to which the Investors shall deposit the respective Purchase Prices with the Escrow Agent to be applied to the transactions contemplated hereunder.

15.7 “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

15.8 “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

15.9 “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

15.10 “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Investors.

15.11 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB Marketplace or the OTC Bulletin Board (or any successors to any of the foregoing).

15.12 “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

15.13 “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

          THE COMPANY

          ADVAXIS, INC.

          By:
            Name: Thomas A. Moore
           Title: Chairman/ CEO

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

          INVESTOR:

          IF ENTITY:

          ____________________________________

          Entity Name

          By:
             Name:
             Title:

          EIN#:____________________________________

          IF INDIVIDUAL:

          Name:

          SS#:  ____________ - _______ - ______________

          Residency:_________________________________

          Address for Notices:

          Email:

          FAX:             ( ____ ) _____ - ________

Purchase Price: $
Principal Amount of Note (1.17647058823 x Purchase Price): $
Non-OID Conversion Shares:
OID Conversion Shares:
Warrant Shares: